Exhibit 10.1

PLACEMENT AGENCY AGREEMENT

August 2, 2020

ThinkEquity, a division of

Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, New York 10004

Ladies and Gentlemen:

Introductory. This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which ThinkEquity, a division of Fordham Financial Management, Inc., (“ThinkEquity” or the “Placement Agent”) shall be engaged by Tiziana Life Sciences plc, a public limited company incorporated under the laws of England and Wales with registered number 03508592  (the “Company”), to act as the exclusive Placement Agent in connection with the registered direct offering (hereinafter referred to as the “Placement”) of American Depositary Shares (“ADS” or “ADSs”), each ADS representing two (2) ordinary shares, par value £0.03 per share (the “Ordinary Shares” and, together with the ADSs, the “Placement Agent Securities”), of the Company deposited with JPMorgan Chase Bank, N.A., as Depositary of the Company.

The terms of the Placement and the Placement Agent Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Placement Agent Securities or complete the Placement. The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Placement Agent Securities and does not ensure the successful placement of the Placement Agent Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Placement Agent Securities to any Purchaser will be evidenced by the securities purchase agreement (the “Purchase Agreement”) by and among the Company and such Purchasers in the form of Exhibit A attached hereto. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Placement Agent Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least five (5) years after the Closing Date and (ii) a competent transfer agent and Depositary with respect to the ADSs and Ordinary Shares for a period of five (5) years after the Closing Date. In addition, from the date hereof until 60 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Ordinary Shares or Ordinary Share Equivalents, except that such restriction shall not apply with respect to an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Ordinary Shares or options to employees, officers or directors of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and (b) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.10 of the Purchase Agreement and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For the avoidance of doubt the Placement Agent is aware of the intention of the Company, subject to shareholder approval, to demerge the assets and business known as “Accustem” or “StemPrintER” and that the same may involve a reduction of the share premium account of the Company (but will not involve the allotment or issue of Ordinary Shares or ADSs or any change to the right attached to such securities other than the setting of a record date for entitlements (which will be not be earlier than 14 days after the Closing Date).

C. Company Standstill. From the date hereof until 60 days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares, ADSs or Ordinary Share Equivalents (as defined in the Purchase Agreement), other than an Exempt Issuance (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, other than the Prospectus Supplement and a Form F-3 shelf registration statement.

SECTION 2.  REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent, represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.  COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees a total cash fee equal to five percent (5.0%) of the gross proceeds from the Placement of the total amount of Placement Agent Securities sold (collectively, the “Cash Fee”). The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Agent Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent and Depositary for the ADSs and Ordinary Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Agent Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Agent Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; and (vii) the fees and expenses associated with including the Placement Agent Securities on the Trading Market.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Placement Agent Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement or the Purchase Agreement, including, without limitation, any failure by the Company to obtain any required consent, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from a Placement Agent’s willful misconduct or gross negligence in performing the services described herein.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) August 21, 2020 and (ii) the Closing Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems, it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees pursuant to Section 3 hereof with respect to the Placement Agent Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent as set forth in Section 3 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Agent Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Agent Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received the following: (i) on the Closing Date, the Placement Agent shall have received the favorable opinion of Sheppard Mullin Richter & Hampton LLP, U.S. counsel to the Company, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, (ii) on the Closing Date, the Placement Agent shall have received the opinion of Orrick (UK) LLP, UK counsel for the Company, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and (iii) on the Closing Date, the Placement Agent shall have received the opinion of Ziegler, Ziegler & Associates, LLP, counsel for the Depositary, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

C. The Placement Agent shall have received (i) a customary Officers’ Certificate, executed and delivered by the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement, (ii) a Chief Financial Officer’s Certificate regarding certain financial information included in the Registration Statement and Prospectus and (iii) a Secretary’s Certificate executed and delivered by the Company’s corporate secretary certifying that (A) the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (B) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other customary certifications reasonably satisfactory to the Placement Agent.

D. The Placement Agent shall have received (i) on the date of this Agreement from Mazars LLP, the Company’s independent registered public accounting firm, a letter, addressed to the Placement Agent, executed and dated such date, in form and substance satisfactory to the Placement Agent (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement, and (ii) on the Closing Date, a “bring-down comfort letter” in form and substance reasonably satisfactory to the Placement Agent.

E. The Placement Agent shall have received an executed FINRA questionnaire from each of the Company and the Company’s executive officers, directors and 5% or greater securityholders.

F. The Placement Agent shall have received, on or before the date of this Agreement, executed copies of the Lock-Up Agreement, the form of which is attached hereto as Exhibit B, from each of the persons listed in Schedule 1 hereto.

G. The Placement Agent shall have received on the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign corporations in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, dated no more than one (1) business day prior to such Closing Date.

H. The ADSs included as Placement Agent Securities shall be registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the ADSs under the Exchange Act (or the Ordinary Shares from the AIM) or delisting or suspending from trading the ADSs from the Trading Market or other applicable U.S. national exchange (or the Ordinary Shares from the AIM and/or the London Stock Exchange), nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange or the AIM or London Stock Exchange is contemplating terminating such registration or listing. In addition, the Company shall have applied to the London Stock Exchange for the Ordinary Shares represented by the ADSs to be admitted to trading on AIM at 8:00 a.m. (UK time) on the business day immediately following the Closing Date, which application has not been rejected, and such Ordinary Shares have been allotted conditional only on receipt by the Company of funds for the Ordinary Shares represented by the ADSs and admission to AIM.

I. The Custodian shall have furnished to the Placement Agent a certificate satisfactory to the Placement Agent of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities in the form of ADSs. The Depositary shall have furnished or caused to be furnished to the Placement Agent a certificate satisfactory to the Placement Agent of one of its authorized officers with respect to the issuance of the Placement Agent Securities in the form of ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Placement Agent Securities in the form of ADSs pursuant to the Deposit Agreement, and such other customary matters related thereto as the Placement Agent may reasonably request.

J. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

K. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Agent Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

L. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10.   GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to principles of conflicts of law. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Agent Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

 SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[Signature page follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

THINKEQUITY

A Division of Fordham Financial Management, Inc.

By:	/s/ Eric Lord
Name: Eric Lord
Title: Head of Investment Banking

Address for notice:

ThinkEquity, a division of Fordham Financial Management, Inc.
17 State Street, 22nd Floor
New York, New York 10004
Attention: Mr. Eric Lord, Head of Investment Banking
Fax No.: (212) 349-2550

E-mail: el@think-equity.com

Accepted and Agreed to as of the date first written above:

TIZIANA LIFE SCIENCES PLC

By:	/s/ Kunwar Shailubhai
Name: Kunwar Shailubhai
Title: Chief Executive Officer

Address for notice:

Tiziana Life Sciences plc

3rd Floor, 11-12 St James’s Square

London SW1 4LB, United Kingdom

Attn: Chief Financial Officer

Fax No.: +44 20 7495 2379

Attn: Kunwar Shailubhai Chief Executive Officer

E-mail: shailu@TizianaLifeSciences.com

EXHIBIT A

Form of Securities Purchase Agreement

EXHIBIT B

Form of Lock-Up Agreement

August__, 2020

ThinkEquity,

A division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, New York 10004

Re: Tiziana Life Sciences plc—Offering

Ladies and Gentlemen:

The undersigned understands that you (“ThinkEquity”) propose to enter into a Placement Agency Agreement, as the placement agent (the “Placement Agent”), providing for the offer and sale of American Depositary Shares (the “ADSs”), with each ADS representing two (2) ordinary shares, having a nominal value of £0.03 each ordinary share (the “Ordinary Shares” and together with the ADSs, the “Securities”), of Tiziana Life Sciences plc, a company formed under the laws of England and Wales (the “Company”), pursuant to a registration statement filed with the U.S Securities and Exchange Commission (the “Offering”).

In consideration of the execution of the Placement Agent’s agreement to enter into the Placement Agency Agreement, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Placement Agent, the undersigned will not, directly or indirectly, (a) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of the Securities (including, without limitation, Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and Securities that may be issued upon exercise of any options or warrants) or any Securities owned or securities owned which are convertible into or exercisable or exchangeable for Securities, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the Securities or other securities, in cash or otherwise, (c) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company, or (d) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to the Securities or other securities acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions; (b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock or any security convertible into Securities, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (c) any transfer of Securities or any security convertible into Securities by will or intestate succession upon the death of the undersigned; (d) transfer of Securities or any security convertible into Securities to an immediate family member (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned; provided that, in the case of clauses (b)- (d) above, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies the Placement Agent at least two business days prior to the proposed transfer or disposition; (e) the transfer of Ordinary Shares to the Company to satisfy withholding obligations for any equity award granted pursuant to the terms of the Company’s stock option/incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party), provided that as a condition of any transfer pursuant to this clause (e), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Securities or any securities convertible into or exercisable or exchangeable for Securities during the Lock-Up Period, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a share delivery or forfeiture in connection with a net value exercise, or as a forfeiture or sale of shares solely to cover required tax withholding, as the case may be; (f) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities pursuant to a bona fide third party tender offer made to all holders of the Securities, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Securities and any security convertible into or exercisable or exchangeable for Securities shall remain subject to the restrictions set forth herein; (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Securities issued upon such exercise or conversion; (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Securities, provided that no transfer of the undersigned’s Securities registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Securities during the Lock-Up Period. For purposes of clause (f) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Placement Agent that it does not intend to proceed with the Offering, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Placement Agent will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

The undersigned represents and warrants that the undersigned beneficially owns the Company Securities subject to this Lock-Up Agreement and that the undersigned now has and, except as contemplated by clauses (b)-(d) in the second paragraph of the Lock-Up Agreement, will have good and marketable title to the undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof and disclosed to ThinkEquity. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Schedule 1

List of Lock-Up Parties

1.	Kunwar Shailubhai

2.	Keeren Shah

3.	Gabriele Cerrone

4.	Willy Simon

5.	John Brancaccio

6.	Panetta Partners Limited

7.	Planwise Group Limited